Exhibit 99.1

OPEN TEXT REPORTS STRONG THIRD QUARTER RESULTS

Revenue Grows 82%, Exceeds Earnings Expectations, IXOS Transaction Accretive

WATERLOO, ON—May 5, 2004—Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), the world’s largest provider of enterprise content management (ECM) software, today announced financial results for its third quarter ended March 31, 2004.

Financial Highlights

Total revenue for the third quarter was $80.2 million, up 82% from the same period last year and license revenue of $34.5 million grew by 82% over the prior year. (1)

Open Text reported an 81% increase in total adjusted net income for the third quarter of $12.2 million, or adjusted earnings per share (EPS) of $0.25. This compares to adjusted net income of $6.7 million, or $0.16 adjusted EPS in the third quarter a year ago, marking the 21st consecutive profitable quarter for the Company. (2)

Open Text reported total net income for the third quarter in accordance with U.S. generally accepted accounting principles (GAAP) of $3.3 million, or $0.07 EPS, compared to net income of $6.8 million, or $0.16 EPS in the third quarter a year ago. In the quarter the Company incurred an after tax restructuring charge of $7.5 million.

“We are pleased to have achieved strong profit results in the quarter,” said Tom Jenkins, CEO of Open Text. “The addition of IXOS has been immediately accretive to our results and enhanced our pipeline by significantly expanding our global customer base. As the world’s largest ECM vendor, our leadership position is driven by continued customer demand for our software.” (3)

Total cash flow from operations in the quarter was a record $15.4 million, an increase of 45% over the prior year. The total cash on hand at quarter end was $153.3 million or $3.21 per share (fully diluted).

At quarter end, total deferred revenue was $68.0 million, up $30.9 million or 83% over a year ago.

Revenue results were broadly based, with 45% derived from North America, 48% from Europe and 7% from the Middle East and Asia.

Open Text owns approximately 88% of IXOS Software AG. As of March 1, 2004, Open Text began including the results of IXOS in its financial statements on a consolidated basis, and these results include one month’s revenue and expense.

“We are very pleased that the IXOS integration is proceeding according to plan, as evidenced by the recent product roadmap we publicly presented last week to over 1500 attendees at our LinkUp Europe user conference,” said John Shackleton, President of Open Text.

Guidance

See accompanying Notes (2) (4) (5) and (6)

The Company is maintaining its previously announced guidance for the remainder of Fiscal Year 2004 and for Fiscal Year 2005.

For the fourth quarter ending June 30, 2004, Open Text expects revenue of $100 to $110 million with adjusted EPS of $0.25 to $0.31 and GAAP net income per share of $0.16 to $0.22.

For Fiscal Year 2005 (which commences July 1, 2004), Open Text expects revenue of $420 to $450 million with adjusted EPS of $1.10 to $1.30 and GAAP net income per share of $0.75 to $0.95.

Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material. Please see note (5) below for a discussion regarding net income per share in accordance with GAAP.

Recent Highlights

1.	Open Text’s European User Conferences Attract Largest Ever Attendance

LinkUp Europe 2004 was the first European user event since Open Text’s business combination with Munich-based IXOS Software late last year. The conference series gave Open Text and IXOS executives an opportunity to present their strategic direction and technology roadmap to a record attendance of almost 1,500 people. Together, Open Text and IXOS form the largest ECM software provider in the world.

For more information please see the press release at:

www.opentext.com/news/pr.html?id=1472

2.	Open Text and IXOS Establish Integration Plans for Industry-Leading ECM

Together, Open Text and IXOS, along with Gauss Interprise, form the largest provider of ECM software in the world.(3) The companies are moving quickly to attack the estimated $10-billion ECM market (7) by integrating their products and delivering solutions designed for large, global organizations struggling to manage enormous volumes of electronic information. The new solutions are the first fruits of the companies’ long-term strategy to provide customers with easy-to-deploy, enterprise-wide solutions.

For more information please see the press release at:

www.opentext.com/news/pr.html?id=1461

Upcoming Investor Events

Open Text announced plans to participate in the following financial conferences. Note that event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Web cast availability, visit the Company’s Web site closer to event date at: www.opentext.com/investor/investor_events/

May 11, 2004

Southwest Securities Second Annual Software Mini-Conference

Las Vegas, NV USA

May 25, 2004

UBS Software and Services Conference

New York, NY USA

June 8-9, 2004

Merrill Lynch Growth Conference

Toronto, ON Canada

August 1-3, 2004

RBC North American Technology Conference

San Francisco, CA USA

August 11, 2004

CIBC World Markets Annual Software Conference

New York, NY USA

September 8-9, 2004

Silicon Valley Bank Tech Investors Forum

San Francisco, CA USA

Teleconference Call

Open Text invites the public to listen to the Company’s teleconference call concerning financial results for the third quarter of fiscal 2004.

Date:	Wednesday, May 5, 2004
Time:	8:30 a.m. ET / 5:30 a.m. PT
Length:	45 minutes, approximately
Where:	416-640-1907

Please dial the above number approximately 10 minutes before the teleconference is scheduled to begin. The operator will take your name and connect your line with the meeting.

Replay of the call will be available beginning May 5, 2004 from 10:30 a.m. ET. For replay information, or to listen to the call via Web cast, please use the following link:

www.opentext.com/events/event.html?id=35412

Additional materials, including accompanying financial and operating statistics relating to these financial results may be obtained from the investor site within the Open Text corporate Web site at: www.opentext.com/investor/quarterly_reports/index.html

About Open Text

Open Text™ is the market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Since launching the world’s first Internet search engine and the first Web-based enterprise collaboration and knowledge management software, Open Text has continued its leadership in providing global enterprises with innovative and effective solutions. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the Company supports fifteen million seats across 10,000 deployments in 31 countries and 12 languages worldwide. Open Text’s flagship product, Livelink® seamlessly combines collaboration with content management, helping organizations transform information into knowledge to provide the foundation for innovation, compliance and accelerated growth. For more information on Open Text and Livelink, go to: www.opentext.com and www.opentext.com/livelink.

# # #

Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the benefits of any acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market, and future opportunities therein, the benefits of the Company’s products to be realized by customers, the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of fluctuations in currency exchange rates, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Form 10-K for the year ended June 30, 2003, and Form 10-Q for the quarters ended September 30, 2003 and December 31, 2003. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2004 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1) All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) The Company uses the financial measure adjusted EPS and adjusted net income to supplement its consolidated financial statements, which are presented in accordance with GAAP. The presentation of adjusted EPS and adjusted net income is not meant to be a substitute for net income per share presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measure. Adjusted EPS and adjusted net income is calculated as net income (or per share, as applicable), excluding the following estimated amounts (a) the amortization of acquired intangible assets (FY04 Q4 - $4.0 million, FY05 - $16.0 million), (b) other income, gain (loss) on investments (nil), (c) income tax on equity gain (nil) and (d) restructuring charges including charges that will be incurred as a result of the acquisition of IXOS (FY04 Q4 - nil, FY05 - nil). All the aforementioned amounts are provided net of tax. The term adjusted EPS and adjusted net income does not have a standardized meaning prescribed by GAAP, and therefore the Company’s definition is unlikely to be comparable to similar measures presented by other companies. The Company’s management believes that the presentation of adjusted EPS and adjusted net income provides useful information to investors because it excludes non-operational charges and is a better indication of Open Text’s profitability or expected profitability from recurring operations. The items excluded from the computation of adjusted EPS and adjusted net income, which are otherwise included in the determination of net income per share prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or future prospects and may hinder a comparison of its period-to-period profitability.

(3) Based on comparison of future annual revenue guidance publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector.

(4) The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP, and (b) the assumptions referred to in notes (2) and (5). This guidance assumes minimal fluctuations of currency exchange rates.

(5) The following assumptions of Company management are an integral part of the guidance presented for the balance of FY04 and FY05. These assumptions represent the current expectations of Open Text but must be considered preliminary as they will be reviewed and revised, perhaps materially, based upon Open Text’s assessment of the operations of IXOS and discussions with IXOS following completion of the offer to acquire all outstanding shares of IXOS and completion of other agreements between IXOS and Open Text as described in the offer document. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material. (a) The guidance assumes a fully diluted share count for the quarter ending June 30, 2004, of 55 million shares, and for the fiscal year ending June 30, 2005, of 56.0 million shares. (b) Guidance for adjusted EPS and net income per share is calculated on a fully-diluted basis, giving effect to the exercise of the common share purchase warrants issued under the Offer. (c) Income taxes are assumed at a rate of 30 to 35% on a GAAP net income basis. (d) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

(6) The Company has provided a reconciliation in note (2) above of its guidance for adjusted EPS to net income per share, which is the most comparable financial measure calculated and presented in accordance with GAAP. With respect to amortization of acquired intangible assets, the Company has retained the services of an independent valuator to assist in the valuation of intangible assets acquired through the business combination with IXOS. The Company estimates that the additional amortization will be approximately $2.5 million per quarter (net of tax) for the next 5 to 7 years and is based on previous experience with similar transactions. The specific amount of this amortization expense for future periods will be determined once this valuation work is completed.

(7)	META Group Inc.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In US Dollars)

(in thousands, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues:
License	$34,534	$19,025	$79,294	$51,869
Customer support	28,578	16,190	69,926	44,735
Service	17,103	8,744	36,854	28,024

Total revenues	80,215	43,959	186,074	124,628
Cost of revenues:
License	2,610	1,601	6,451	4,868
Customer support	5,608	2,734	12,843	7,452
Service	11,992	6,606	28,321	20,288

Total cost of revenues	20,210	10,941	47,615	32,608

Gross profit	60,005	33,018	138,459	92,020
Operating expenses:
Research and development	10,529	7,611	28,484	20,624
Sales and marketing	23,234	13,190	55,541	38,991
General and administrative	6,841	3,592	15,082	10,378
Depreciation	1,808	1,297	4,474	3,741
Amortization of acquired intangible assets	3,062	822	5,884	2,047
Restructuring	10,005	—	10,005	—

Total operating expenses	55,479	26,512	119,470	75,781

Income from operations	4,526	6,506	18,989	16,239
Other income	817	876	1,305	1,991
Interest income	517	239	955	971

Income before income taxes	5,860	7,621	21,249	19,201
Provision for income taxes	1,556	829	5,897	829

Income from continuing operations before minority interest	4,304	6,792	15,352	18,372
Minority interest	1,025	—	1,025	—

Net income for the period	$3,279	$6,792	$14,326	$18,372

Deficit, beginning of the period	$(30,780)	$(57,937)	$(41,827)	$(60,004)
Repurchase of Common Shares	—	—	—	$(9,513)

Deficit, end of the period	$(27,501)	$(51,145)	$(27,501)	$(51,145)

Adjusted net income for the period (2)	$12,172	$6,738	$25,553	$18,428
Adjusted diluted net income per share (2)	$0.25	$0.16	$0.57	$0.45
Basic earnings per share	$0.07	$0.17	$0.35	$0.47

Diluted earnings per share	$0.07	$0.16	$0.32	$0.45

Weighted average number of Common Shares outstanding - basic	43,988	38,816	41,385	38,984

Weighted average number of Common Shares outstanding - diluted	47,777	41,334	44,649	41,136

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In US Dollars)

(in thousands, except share data)

	March 31, 2004	June 30, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$153,344	$116,554
Accounts receivable - net of allowance for doubtful accounts of $3,931 as of March 31, 2004 and $1,933 as of June 30, 2003	88,434	35,855
Income taxes recoverable	8,041	484
Prepaid expenses and other assets	9,488	3,541
Deferred tax asset	10,125	7,688

Total current assets	269,432	164,122
Capital assets	23,939	10,011
Goodwill, net of accumulated amortization of $12,807 at March 31, 2004 and June 30, 2003	211,030	32,301
Deferred tax asset	13,794	8,674
Acquired intangibles	120,665	20,517
Other assets	7,786	3,062

	$646,646	$238,687

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$95,376	$31,596
Deferred revenues	66,891	38,086
Deferred tax liability	9,090	—

Total current liabilities	171,357	69,682
Long term liabilities:
Deferred revenues	1,135	1,696
Deferred tax liability	30,375	—
Accrued liabilities	18,629	4,912

	50,139	6,608
Minority interest	9,913	—
Shareholders’ equity:
Share capital 50,629,212 and 39,136,518 Common Shares issued and outstanding at March 31, 2004 and June 30, 2003 respectively	417,215	204,343
Warrants	24,313	—
Accumulated other comprehensive income:
Cumulative translation adjustment	1,210	(119)
Accumulated deficit	(27,501)	(41,827)

Total shareholders’ equity	415,237	162,397

	$646,646	$238,687

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASHFLOWS

(In thousands of US Dollars)

	Three months ended March 31,		Nine months ended March 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income for the period	$3,279	$6,792	$14,326	$18,372
Non-cash items:
Depreciation and amortization of acquired intangible assets	4,851	2,119	10,339	5,788
Gain on sale of investments	—	(77)	—	(77)
Undistributed earnings related to minority interest	1,025	—	1,025	—
Restructuring	10,005	—	10,005	—
Other	(28)	—	(20)	—
Changes in operating assets and liabilities net of assets acquired:
Accounts receivable	(3,799)	1,167	(3,828)	7,291
Prepaid and other assets	(559)	238	(328)	1,574
Deferred Tax Asset	(2,494)	—	(2,394)	—
Accounts payable and accrued liabilities	(1,889)	(2,191)	(5,946)	(3,444)
Income taxes recoverable	(1,249)	(569)	(1,249)	(569)
Deferred revenue	7,176	4,195	1,136	4,591
Unrealized foreign exchange gain (loss)	(922)	(1,020)	(2,431)	(1,601)

Net cash provided by operating activities	15,396	10,654	20,635	31,925

Cash flows used in investing activities:
Acquisitions of capital assets	(1,530)	(1,223)	(3,472)	(2,671)
Purchase of Centrinity Inc., net of cash acquired	—	—	—	(11,369)
Purchase of Corechange Inc., net of cash acquired	—	(2,695)	—	(2,695)
Purchase of Eloquent, net of cash acquired	—	(2,674)	—	(2,674)
Purchase of Gauss, net of cash acquired	—	—	(9,764)	—
Purchase of SER, net of cash acquired	—	—	(3,403)	—
Purchase of IXOS, net of cash acquired	24,637	—	24,637	—
Cash restricted for acquisitions	46,837	—	—	—
Business acquisition costs	(4,841)	—	(6,642)	—
Purchase of patent	—	—	—	(1,246)
Proceeds on sale of investment	—	149	—	149
Other Acquisitions	(38)	—	(1,987)	—
Other	(281)	(782)	(281)	(914)

Net cash provided by (used in) investing activities	64,784	(7,225)	(912)	(21,420)

Cash flow from financing activities:
Payments of obligations under capital leases	(74)	—	(224)	—
Deferred costs	—	—	(668)	—
Other	(56)	—	(56)	—
Proceeds from issuance of Common Shares	6,938	2,361	16,325	4,847
Proceeds from warrants	1,120	—	1,120	—
Repurchase of Common Shares	—	—	—	(17,302)

Net cash provided by (used in) financing activities	7,928	2,361	16,497	(12,455)

Foreign exchange gain (loss) on cash held in foreign currency	(184)	(33)	570	153

Increase (decrease) in cash and cash equivalents during the period	87,924	5,757	36,790	(1,797)
Cash and cash equivalents at beginning of period	65,420	102,341	116,554	109,895

Cash and cash equivalents at end of period	$153,344	$108,098	$153,344	$108,098

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

For the three and nine month periods ended March 31, 2004 and 2003

(in thousands of US dollars, except per share data)

	Three month period ended March 31		Nine month period ended March 31,
	2004	2003	2004	2003
Net income	$3,279	$6,792	$14,326	$18,372
Adjustments:
Restructuring	10,005	0	10,005	0
Amortization of acquired intangible assets	3,062	822	5,884	2,047
Other income	(817)	(876)	(1,305)	(1,991)
Tax impact of the restructuring and amortization	(3,357)	—	(3,357)	—

Total adjustments	8,893	(54)	11,227	56

Adjusted net income (2)	$12,172	$6,738	$25,553	$18,428

Addback income tax expense	$4,913	$829	$9,255	$829

Adjusted net income excluding income tax	$17,085	$7,567	$34,808	$19,257

Adjusted diluted net income per share	$0.25	$0.16	$0.57	$0.45

Adjusted diluted net income per share excluding income tax	$0.36	$0.18	$0.78	$0.47

Shares used to compute earnings per share Diluted	47,777	41,334	44,649	41,136